UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2010

TEXAS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1341 West Mockingbird Lane, Dallas, Texas	75247
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  (972) 647-6700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)           William J. Durbin, Vice President-Human Resources of Texas Industries, Inc. (the “Company”), has announced his intention to retire effective May 31, 2010.

Michael P. Collar, age 57, has been named to succeed Mr. Durbin.  On June 1, 2010, Mr. Collar will become Vice President-Human Resources of the Company.  Until that date Mr. Collar will continue in his current position as Director, Human Resources of the Company.  Prior to joining the Company in 2002, Mr. Collar had over 20 years of human resources experience with companies such as Ford Motor Company and Atlantic Richfield Company.  Mr. Collar holds a bachelor of science degree from the Central Michigan University and a master of science degree from the University of Michigan.

 (e)           At its meeting on April 14, 2010, the Board of Directors of the Company approved a new employment agreement for Mel G. Brekhus, the President and Chief Executive Officer of the Company.  Upon execution of the new agreement, it replaced the existing employment agreement dated as of January 19, 2007 (as amended by Amendment No. 1 dated as of March 26, 2009), which was terminated except that any compensation earned and unpaid on the date of termination will be paid to Mr. Brekhus when due.  The new employment agreement dated as of April 14, 2010, will expire on May 31, 2013, and provides for a base annual salary of $540,000, which will be increased to $600,000 on the same date that the salaries of the officers who report to Mr. Brekhus are restored to at least their levels on May 31, 2009. Mr. Brekhus will also participate in our annual and three-year incentive compensation plans adopted from time to time by the Board of Directors for employees and key executives, as well as our equity participation plans.  The Board may increase Mr. Brekhus’ compensation from time to time in the event the Board shall deem it advisable to do so in order to fully compensate him for his services.  To the extent that Section 162(m) of the Internal Revenue Code of 1986, as amended, would limit the Company’s deduction of any portion of Mr. Brekhus' base and incentive compensation earned during any one fiscal year if it were paid to him, payment of such nondeductible portion of any incentive compensation, plus interest, shall be deferred until 15 days after the earlier of (i) the first time the deductibility of a payment of some or all of such deferred amount will not be limited by Section 162(m) (as reasonably determined by the Company), and  (ii) the date Mr. Brekhus’ employment with the Company is terminated.   Mr. Brekhus is subject to a covenant not to compete for two years after the termination of his employment.  However, if Mr. Brekhus’ employment is terminated following a change in control of the Company, Mr. Brekhus will not be subject to the non-competition provisions contained in his employment agreement or his executive financial security plan.

A copy of the new employment agreement is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

10.1           Employment Agreement dated as of April 14, 2010 between Mel G. Brekhus andTexas Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Texas Industries, Inc.

By: /s/ Frederick G. Anderson Frederick G. Anderson Vice President and General Counsel

Date:	April 16, 2010